Exhibit 99.1

Cadrenal Therapeutics Announces up to $8.8 Million Private Placement Priced At-The-Market Under Nasdaq Rules

$3 million upfront with up to approximately $5.8 million of potential additional gross proceeds upon the exercise in full of warrants

Net proceeds anticipated to extend cash runway into first quarter of 2027; if warrants are exercised in full for cash, it is anticipated that the cash runway would extend into second half of 2027 to advance partnering opportunities for tecarfarin in Kawasaki Disease (potential rare pediatric disease designation) and CAD-1005 in CSA-AKI and HIT

PONTE VEDRA, Fla., June 30, 2026 — Cadrenal Therapeutics, Inc. (Nasdaq: CVKD) (the “Company”), a biopharmaceutical company advancing late-stage novel therapies for life-threatening immune and thrombotic conditions, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of 960,000 shares of its common stock (or pre-funded warrants in lieu thereof), series C-1 warrants to purchase up to an aggregate of 960,000 shares of common stock and series C-2 warrants to purchase up to an aggregate of 960,000 shares of common stock, at a combined purchase price of $3.125 per share (or pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The series C-1 warrants will have an exercise price of $3.00 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock issuable upon exercise of the series C-1 warrants (the “Stockholder Approval Date”) and will expire five years after the later of (i) the Stockholder Approval Date and (ii) the effective date of a resale registration statement registering for resale all of the shares of common stock underlying the series C-1 warrants. The series C-2 warrants will have an exercise price of $3.00 per share, will be exercisable immediately upon issuance, and will expire twenty-four months after the effective date of a resale registration statement registering for resale all of the shares of common stock and the shares of common stock underlying the series C-2 warrants.

The aggregate gross proceeds to the Company from the offering are expected to be $3 million, before deducting placement agent fees and other offering expenses. The potential additional gross proceeds to the Company from the series C-1 warrants and the series C-2 warrants, if fully exercised on a cash basis, will be approximately $5.8 million. No assurance can be given that any of the warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the warrants. The offering is expected to close on or about July 1, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. is a late-stage biopharmaceutical company advancing novel therapies for life-threatening immune and thrombotic conditions. Its lead program, CAD-1005, is being investigated as a first-in-class 12-LOX inhibitor for heparin-induced thrombocytopenia (HIT), a deadly immune-mediated thrombotic disorder, and Cardiac Surgery-Associated Acute Kidney Injury (CSA-AKI). CAD-1005 has received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration and orphan drug status from the European Medicines Agency. Second-generation 12-LOX oral therapeutics are also in development for chronic indications.

The Company’s broader pipeline includes tecarfarin, a late-stage oral vitamin K antagonist designed to prevent heart attacks, strokes, and deaths from blood clots in patients requiring chronic anticoagulation, including those with end-stage kidney disease, those with left ventricular assist devices, and potentially, those with Kawasaki disease (KD), an acute self-limited febrile illness that primarily affects children <5 years old, and the leading cause of acquired heart disease in developed countries.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include, without limitation, statements regarding the closing of the offering, the satisfaction of customary closing conditions related to the offering, the expected gross proceeds from the offering, the Company seeking stockholder approval, receipt of stockholder approval, the filing of one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering, the intended use of net proceeds from the offering, the potential exercise of the warrants for cash prior to their expiration and the Company’s receipt of potential proceeds therefrom, net proceeds anticipated to extend the Company’s cash runway into first quarter of 2027; and the Company’s cash runway anticipated to be extended into second half of 2027 to advance partnering opportunities for tecarfarin in Kawasaki Disease (potential rare pediatric disease designation) and CAD-1005 in CSA-AKI and HIT.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to close the offering, the ability of the Company to obtain stockholder approval, the ability of the Company to advance partnering opportunities for tecarfarin in Kawasaki Disease (potential rare pediatric disease designation) and CAD-1005 in CSA-AKI and HIT; the ability to raise sufficient capital to continue progress of its product candidates; the ability to derive the results needed for an NDA submission; and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

For more information, please contact:

Lytham Partners, LLC, Robert Blum, Managing Partner, 602-889-9700, CVKD@lythampartners.com